RESEARCH FRONTIERS INCORPORATED

LOAN AGREEMENT

February 16, 2018

Research Frontiers Incorporated

240 Crossways Park Drive

Woodbury, New York 11797-2033

Attention: Joseph M. Harary, President and CEO

Gentlemen:

This Loan Agreement is made by and between Research Frontiers Incorporated, a Delaware corporation (the “Company”), and the undersigned (the “Lender”), in connection with an interest free loan by the Lender in the amount listed on the signature page hereof (the “Loan”). Unless sooner converted as provided herein, the Loan shall be due and payable by the Company to the Lender on the same date as the expiration date of the Warrants issued pursuant to the attached form of Warrant Agreement.

Upon a Conversion Event (as hereinafter defined) the principal amount of this Loan shall be automatically converted into such number of shares of common stock of the Company, $.0001 par value per share (the “Shares”) equal to the principal amount of the Loan divided by $0.90. Upon such Conversion Event, for each Share issued, the Lender shall also receive one (1) warrant expiring on February 28, 2023 (the “Warrant”) to purchase one share of common stock under the terms contained in the Warrant Agreement which shall evidence the Warrant being issued to the undersigned, a form of which is attached hereto. No fractional Shares or Warrants shall be issued and the total number of Shares and Warrants issuable to the Lender hereunder shall be rounded up to the nearest whole number of Shares and Warrants. The Shares and the Warrants issuable hereunder are referred to as the “Securities”.

The Company shall as soon as practical file with the US Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (including the exhibits thereto, the “Registration Statement”), and the Prospectus contained therein (the “Base Prospectus”), and upon such Registration Statement being declared effective by the Commission, shall also file with the Commission a Prospectus Supplement (the “Prospectus Supplement” containing certain supplemental information regarding the Securities and shall deliver the Prospectus Supplement (or a link thereto) to the Lender along with the Securities. The Lender shall provide the Company with any information requested by the Company in connection with the preparation and filing of the Registration Statement and/or Prospectus Supplement.

For purposes of this Agreement, a Conversion Event shall occur on the earliest to occur of (1) the Registration Statement being declared effective by the Commission, or (2) an exemption from the registration requirements of the Securities Act for the issuance of the Shares exists, or the Shares may be sold by the Lender pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent.

2. As part of the Loan, the Lender herewith tenders:

(a)	two copies of this Agreement duly completed and executed by Lender.

(b)	Disbursement of the Loan Amount made by wire transfer of immediately available funds in U.S. Dollars to the account of Research Frontiers Incorporated at JP Morgan Chase Bank, 6040 Tarbell Road, Syracuse, New York 13206, Account No.: 880-834-155, ABA Wire Code No.: 021 000 021, SWIFT CODE: CHASUS33.

Loan Agreement

3. Lender understands and agrees that this Agreement shall not be deemed binding upon the Company until it is accepted by the Company and that the Loan may be rejected by the Company in its sole discretion for any reason. Lender further acknowledges and agrees that, subject to applicable law, this Loan is irrevocable.

4. If this Loan is not accepted by the Company, all funds received by the Company from Lender and the documents herewith delivered to the Company by Lender will be returned promptly to Lender. In such event, all proceeds theretofore received by the Company from the Lender will be refunded in full, without interest or deduction. If this Loan is accepted by the Company, then the Company shall promptly countersign both copies of this Agreement and return one fully executed copy to the Lender.

5. Upon a Conversion Event, the Shares shall be delivered to the Lender either, as specified by Lender, in certificate form or by electronic book-entry at The Depository Trust Company by instructing the Company’s transfer agent, Continental Stock Transfer and Trust Company, to make such Shares available to Lender under the Deposit/Withdrawal at Custodian (“DWAC”) system. In addition, upon a Conversion Event, the Company shall deliver to the Lender a Warrant Agreement representing the Warrants to be issued to the Lender hereunder. All proceeds from the Loan shall be used for research and development, working capital, acquisitions, and for general corporate purposes in such amounts as the Company, in its discretion, deems appropriate. The Company may also, in its discretion, apply such loan proceeds towards the development of products using the Company’s technology through an investment by the Company in one or more joint ventures with third parties set up for such purposes, or may directly apply loan proceeds to product and market development.

B.	Lender Representations

6. In order to induce the Company to accept the Loan hereby made, and recognizing that the Company will be relying thereon in determining whether to accept such Loan, Lender hereby represents and warrants to the Company as of the date of this Agreement as follows:

(a)	Lender understands that the Securities are a highly speculative investment and that Lender’s financial situation is such that (i) Lender can afford to hold the Securities for an indefinite period of time and to sustain a complete loss of its investment, and (ii) Lender has adequate means of providing for Lender’s current needs and possible contingencies and has no need for liquidity regarding repayment of the Loan.

(b)	Lender has received and carefully read the Company’s Proxy Statement dated April 26, 2017; the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016; and the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ending March 31, 2017, July 31, 2017 and September 30, 2017, and the Company’s Current Reports on Form 8-K and all other reports filed with the Commission during the past two years (collectively, the “Reports”). Upon receipt, Lender will carefully read the Registration Statement and Prospectus Supplement. The Company has also made available to Lender all other documents and information that Lender has requested relating to an investment in the Company including but not limited to, the Reports and all documents incorporated therein by reference. These documents are, or will be available, on the SEC’s website at: https://www.sec.gov/cgi-bin/browse-edgar?CIK=refr

Loan Agreement

(c)	By virtue of Lender’s knowledge and experience in financial and business matters, Lender is capable of evaluating the merits and risks of a Loan to the Company and an eventual investment in the Securities. Lender has taken full cognizance of and understands all the risk factors related to the making of the Loan and its conversion into the Securities, including, but not limited to, those set forth in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

(d)	Lender understands that the Securities are being offered and sold to Lender in reliance on specific provisions of federal and state securities laws of the United States of America and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Lender set forth herein in order to determine the applicability of such provisions. Accordingly, Lender agrees to notify the Company of any events which would cause the representation and warranties of Lender to be untrue or breached at any time after the execution of this Agreement by Lender. The Lender acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required. Each Lender outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. No party has been authorized to make, and has not made, any representation or use of any information in connection with the Loan or the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

(e)	Lender is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

(f)	Lender, and any person acting in concert with Lender, currently has no existing short position, and during the last 20 trading days had no short position, with respect to the common stock of the Company and agrees not to enter into any short sales or other hedging transactions with respect to any securities of the Company at any time after the execution of this Agreement by Lender and so long as any Securities are held by or for the benefit of Lender or its affiliates or persons acting in concert with Lender or its affiliates.

(g)	In evaluating the suitability of making the Loan or making any investment in the Company, Lender has not relied upon any representations or other information (whether oral or written) from the Company, and its officers, directors, agents, employees or representatives, other than as set forth in the Reports. With respect to tax and other economic considerations of this investment, Lender is not relying for advice on the Company, or any officers, directors, employees or agents thereof.

(h)	Lender understands that Lender’s Loan hereunder is not transferable or assignable, either before or after acceptance thereof by the Company, and that Securities will only be issued in the name of Lender and may not be assigned without the consent of the Company.

(i)	The Securities will be acquired for Lender’s own account, for investment purposes only, and not with a view to distribution, assignment or resale to others.

Loan Agreement

(j)	Lender understands that no federal or state agency has made any finding or determination as to the fairness of this offering or any recommendation or endorsement relating to the Securities.

(k)	The address heretofore provided to the Company by the Lender is the true and correct residence of the Lender, and Lender has no present intention of becoming a resident of any other state or jurisdiction. (If a corporation, trust or partnership, the Lender has its principal place of business at the address set forth below and was not organized for the specific purpose of making the Loan or acquiring the Securities).

(l)	Lender acknowledges that any delivery of offering materials relating to the Loan or the Securities prior to the determination by the Company of Lender’s suitability as a lender or as an investor shall not constitute an offer of Securities until such determination of suitability shall be made.

(m)	This Agreement has been duly authorized, validly executed, and delivered on behalf of Lender and is a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(n)	Lender has not taken any action that would cause the Company to be subject to any claim for commission or other fee or remuneration by any broker, finder, or other person and Lender hereby indemnifies the Company, and its officers, directors, shareholders and representatives, and each of their affiliates against any such claim caused by the actions of Lender or any of its employees or agents.

(o)	Lender will not make any offers or sales of the Securities other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Lender will comply with applicable prospectus delivery requirements under the Exchange Act, and with all applicable securities laws upon resale of the Securities.

(p)	Lender will not, directly or through any affiliate or person acting in concert with Lender, (i) create the lowest reported sales price on the NASDAQ National Market, (or other exchange or market if the Securities are traded thereon) for the common stock of the Company on any trading day or (ii) offer to sell shares of such common stock at a price lower than the then prevailing bid price for the common stock on such market.

(q)	Lender hereby agrees to indemnify and hold harmless the Company, its directors, officers, agents, representatives, and each of their affiliates against any and all loss, liability, claim, damage and expense (including reasonable fees of attorneys and experts) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in reliance upon and in conformity with information furnished to the Company by Lender.

Loan Agreement

C. Company Representations and Warranties

7. The Company hereby represents and warrants to the Lender that:

(a)	The Company is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and to carry out and perform its obligations under this Agreement.

(b)	When issued and paid for on the date of closing, the Shares will be validly issued, fully paid and non-assessable.

(c)	When and if executed by the Company, this Agreement will have been duly authorized, validly executed, and delivered on behalf of the Company and will be a valid and binding agreement enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)	If this Agreement is accepted by the Company, upon a Conversion Event the Company will issue the Securities in the name of Lender. Nothing in this section shall affect in any way Lender’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

(e)	The Company has or will file with the Commission a Registration Statement on Form S-3 for the registration under the Securities Act of the Securities. At the time of such filing, the Company shall or will meet the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Lender of all further information (financial and other) with respect to the Company required to be set forth therein. The Company will also use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the Securities have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act, or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent and the Lender. Any reference in the Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which will be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. The Company will inform the Lender if any stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued. No proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

Loan Agreement

(f)	The Registration Statement (and any further documents to be filed with the Commission on or prior to the Closing Date) will contain all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time becomes effective, will comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations issued thereunder, and will not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, will comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations issued thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they are filed with the Commission, will conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they are filed with the Commission, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement, in light of the circumstances under which they were made) not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Lender specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

Loan Agreement

D. Miscellaneous

8. This Agreement constitutes the entire understanding of the parties with regard to the subject matter, supersedes all written and oral agreements with respect to the same and may not be waived, modified, changed, discharged, terminated, revoked or canceled except by a writing signed by the party against which enforcement thereof is sought.

9. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such parties’ breach of any representation, warranty, or covenant contained in this Agreement.

10. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York affecting contracts made in and to be performed in such State without giving effect to principles governing choice of laws, irrespective of the domicile of any party or the place of execution of this Agreement by any party or the location for performance of any of the terms hereof, and the parties hereto shall be subject to the exclusive jurisdiction of the state and federal courts located in Nassau County, New York, United States of America. Facsimile signatures to this Agreement or on any notice given hereunder shall be binding on all parties hereto.

11. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. The Lender hereby certifies that Lender has read and understands this Agreement, that the representations and warranties made by the Lender in this Agreement are accurate on the date hereof, that Lender recognizes that the Company is relying on such representations and warranties and covenants and that they shall remain in effect through the closing of the issuance of the Securities to Lender hereunder unless Lender notifies the Company otherwise.

13. All notices required or permitted to be given by either the Company or the Lender pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, or by overnight or two day courier addressed to the parties at the last known address of the party or such other address as a party may request by notifying the other in writing.

14. The representations, warranties, covenants, indemnities, and agreements of the parties contained herein shall survive any termination or expiration of this Agreement.

Subscription Agreement

IN WITNESS WHEREOF, the Lender has executed this Agreement as of the date above written.

_________________________________________________

LENDER

By: _____________________________________________

Print Name: ______________________________________

Title: ___________________________________________

Address:_________________________________________

____________________________________________

____________________________________________

Telephone:_______________________________________

Facsimile: _______________________________________

Total Loan Amount: ________________________________

Taxpayer ID or Social Security #:______________________

Brokerage Account Name:___________________________

Brokerage Firm Name:______________________________

Brokerage Firm DTC Participant Number:_______________

Accepted and Agreed To:

RESEARCH FRONTIERS INCORPORATED

By:
Joseph M. Harary, President and CEO
Date of Acceptance: February __, 2018